ETX PARK FUND #2, LLC

SUBSCRIPTION AGREEMENT

NOTICE TO INVESTORS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST. THE COMPANY (AS DEFINED BELOW) IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY THE INVESTOR (AS DEFINED BELOW) IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY EACH INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE MANAGEMENT OF THE COMPANY. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT,” “MAY,” “PLAN,” “POTENTIAL,” “SHOULD,” “WILL” AND “WOULD” OR THE NEGATIVES OF THESE TERMS OR OTHER SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made among ETX PARK FUND #2, LLC, a Texas limited liability company (the “Company”), ETX MANAGEMENT #1, LLC, a Texas limited liability company and the sole manager of the Company (the “Manager”), and the purchaser of certain Units of the Company specified on the signature page hereof (the “Investor”).

WHEREAS, Investor desires to acquire membership interests (“Units”) in, and to become a member (a “Member”) of, the Company, all on the terms and subject to the conditions set forth in this Agreement and the Operating Agreement of the Company (as amended from time to time in accordance with its terms, the “Operating Agreement”).

NOW, THEREFORE, in consideration of the foregoing recital and the representations, warranties, covenants, and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Subscription for Units in the Company

1.1                   Subscription. Investor hereby irrevocably subscribes for the Units in the Company set forth on Investor’s signature page hereto for the purchase price set forth on Investor’s signature page hereto (the “Purchase Price”). Investor understands that it is not entitled to cancel, revoke or terminate this subscription or any of the agreements of Investor hereunder.

1.2                   Closing. The closing (the “Closing”) of the sale and purchase of the Units by the Investor will occur as of the date determined by the Company in its discretion (the “Closing Date”).

1.3                   Information. The Investor shall furnish to the Company all information that the Company has requested in this Agreement, or may hereafter require, in order to (i) comply with any Law (as defined below) applicable to the Company, and (ii) determine whether or not Investor is, or will be on the Closing Date, an “accredited investor” (as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)).

ARTICLE II

Representations and Warranties of Investor

2.1                   Representations. Investor hereby represents and warrants to, and agrees with, the Company as follows:

(a)                                        Organization, Power and Authority. (i) Investor, if it is a corporation, limited liability company, trust, partnership or other entity, (A) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (B) has the requisite corporate or other power to execute and deliver this Agreement, the Operating Agreement and such other agreements, certificates, or other instruments as are executed by or on behalf of Investor in connection with its obligations under the Operating Agreement or in connection with this subscription (collectively, the “Investor Documents”) and to perform the obligations to be performed by it hereunder or thereunder and (ii) the execution and delivery by Investor of each Investor Document and the performance by it of the obligations to be performed by it hereunder or thereunder have been duly authorized by all necessary corporate or other action on the part of Investor.

(b)                                       Capacity. The Investor (a) if a natural person, represents that the Investor has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (b) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (c) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Investor is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Comopany, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Investor is a party or by which it is bound.

(c)                                        Enforceability. Each Investor Document has been duly executed and delivered by Investor and, assuming the due execution and delivery of each Investor Document by the other party or parties hereto or thereto, constitutes the valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(d)                                       Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration or filing with, or notice to, any federal, state, local or foreign court, tribunal, arbitrator or governmental, administrative or regulatory agency, authority or body or any instrumentality or political subdivision thereof (“Governmental Entity”) or any other person is required to be obtained or made by or in respect of Investor in connection with the execution and delivery of any Investor Document by Investor or the performance by Investor of the obligations to be performed by it hereunder or thereunder.

(e)                                        No Conflicts. The execution and delivery of each Investor Document does not, and the performance by Investor of the obligations to be performed by it hereunder and thereunder will not, (i) conflict with, result in any violation of, constitute a default (with or without notice, lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of, or any obligation or to loss of a benefit under, any provision of the articles or certificate of incorporation or bylaws or other similar organizational or governance documents of Investor or any agreement or contract to which Investor is a party or by which any of its assets or properties are bound, as the case may be, (ii) violate any order, judgment, decree, writ, award or injunction (“Order”) of any Governmental Entity applicable to Investor or license or permit applicable to Investor or (iii) violate any domestic or foreign law, statute, constitution, treaty, ordinance, rule or regulation (“Law”) applicable to Investor.

(f)                                         Securities Law Matters. The Investor acknowledges receipt of advice from the Company that: (a) the Units have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws or non-U.S. securities laws; (b) it is not anticipated that there will be any public market for the Units; (c) the Investor must continue to bear the economic risk of the investment in the Units unless the Units are subsequently registered under the Securities Act and such state or non-U.S. securities laws or an exemption from such registration is available; (d) a restrictive legend shall be placed on any certificates representing the Units that make clear that such Units are subject to the restrictions on transferability set forth in this Agreement and the Operating Agreement; and (e) a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect thereto.

(g)                                        Ability to Bear Risk. The Investor acknowledges that: (a) the financial situation of the Investor is such that it can afford to bear the economic risk of holding the Subscription Units for an indefinite period; and (b) the Investor can afford to suffer the complete loss of its investment in the Subscription Units.

(h)                                       Access to Information; Sophistication; Lack of Reliance. The Investor is familiar with the business and financial condition, properties, operations, and prospects of the Company and the Investor has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the acquisition of the Subscription Units and to obtain any additional information that the Investor deems necessary to verify the accuracy of the information so provided. The Investor’s knowledge and experience in financial and business matters is such that the Investor is capable of evaluating the merits and risk of the Investor’s investment in the Subscription Units. The Investor has carefully reviewed the terms and provisions of this Agreement and the Operating Agreement and has evaluated the restrictions and obligations contained therein. In furtherance of the foregoing, the Investor represents and warrants that as of the Closing, (a) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties, or business of the Company or as to the desirability or value of an investment in the Company has been made to the Investor by or on behalf of the Company, except for those representations and warranties expressly set forth in Article III of this Agreement, (b) the Investor has relied upon the Investor’s own independent appraisal and investigation and the advice of the Investor’s own counsel, tax advisors, and other advisors regarding the risks of an investment in the Company, and (c) the Investor will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company.

(i)                                         Qualified Purchaser. The Investor is a “Qualified Purchaser” as that term is defined in Regulation A either because:

(i)                     The Investor is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act; or

(ii)                   The Purchase Price, together with any other amounts previously used to purchase Units in this offering, does not exceed ten percent (10%) of the greater of Investor’s annual income or net worth (or in the case where the Investor is a non-natural person, their revenue or net assets for the Investor’s most recently completed fiscal year end).

The Investor represents that to the extent it has any questions with respect to its status as a Qualified Purchaser, or the application of the investment limits, it has sought professional advice. The Investor agrees to promptly provide the Company, Manager, and/or any broker offering the Units and their respective agents with such other information as may be reasonably necessary for them to confirm the

Qualified Purchaser status of the Investor.

ARTICLE III

Representations and Warranties of the Company

3.1                   Representations. The Company hereby represents and warrants to the Investor that:

(a)                                           Organization, Power and Authority. The Company (i) is duly formed, validly existing and in good standing under the Laws of the State of Texas, and (ii) subject to applicable law, has the requisite limited liability company power and authority to execute and deliver this Agreement and to perform the obligations to be performed by it hereunder.

(b)                                           Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)                                            Authorization. The Company has taken all limited liability company actions necessary to authorize it to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery of this Agreement by the Investor, constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d)       Units. The Units, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid, and nonassessable and will be free and clear of any liens or encumbrances.

ARTICLE IV

Miscellaneous Provisions

4.1       Amendments. This Agreement may be modified or amended only with the prior written consent of the Company and Investor, except that modifications, amendments, waivers, consents or other matters relating to the Operating Agreement shall not be deemed modifications or amendments of this Agreement.

4.2       Assignment. Investor may not assign, delegate or otherwise transfer (whether by merger, operation of law, by contract or otherwise) any of its rights or obligations under this Agreement without the prior written consent of the Company.

4.3       Binding Effect. This Agreement and the rights and obligations set forth herein shall be binding upon, and shall inure to the benefit of, Investor, the Company and their respective heirs, legal representatives, successors and permitted assigns. If Investor is more than one person, then the obligation of Investor will be joint and several, and the agreements, representations, warranties and acknowledgments herein contained will be deemed to be made by and be binding upon each such person and its successors and permitted assigns.

4.4       Headings. The headings contained herein are for convenience and shall not control or affect the meaning or interpretation of any provision hereof.

4.5       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, Docusign, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original copy of this Agreement.

4.6       Severability. In case any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected thereby.

4.7       Entire Agreement. This Agreement, together with the Operating Agreement, shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements, arrangements, understandings, documents, instruments and communications, whether written or oral, with respect to such subject matter.

4.8       Further Assurances. Subject to the terms and conditions provided herein, each party hereto covenants and agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable, whether under applicable law or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.

4.9       Governing Law. This Agreement shall be enforced, governed, and construed in all respects in accordance with the Laws of the State of Texas applicable to contracts executed and performable solely in such state.

4.10       Operating Agreement. From and after the Closing Date, Investor hereby adopts, accepts and agrees to be bound by all terms and conditions of the Operating Agreement and to perform all obligations therein imposed upon Investor in its capacity as a Member of the Company including the contribution of capital to the Company as required by the Operating Agreement.

4.11       No Waiver. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to any party hereto whether at law, in equity, or otherwise. No delay, forbearance or neglect by any party hereto, whether in one or more instances, in the exercise or any right, power, privilege or remedy hereunder or in the enforcement of any term or condition of this Agreement shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Agreement, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by the party to be charged with such waiver. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in such writing.

4.12       Representations and Warranties. Each of the representations and warranties of the parties hereto set forth in this Agreement and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

4.13       Notices. All notices, requests, demands, letters, waivers, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) sent by next-day or overnight mail or delivery or (iii) sent by e-mail, as follows:

If to the Company: ETX Park Fund #2, LLC

Attention: Brent Beal

225 E Parker Road

Nacogdoches, TX 75965

Email: brent@etxinvestments.com

If to the Investor: [INVESTOR NAME]

Attn: [NAME]

[ADDRESS]

[ADDRESS]

All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (A) if by personal delivery, on the day delivered, (B) if by next-day or overnight mail or delivery, on the day delivered, or (C) if by e-mail, on the day delivered.

Signatures begin on following page.

IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first above written.

COMPANY:

ETX PARK FUND #2, LLC, by and through its Manager, ETX MANAGEMENT #1, LLC, by:

_______________________________________

BROCK Beal, Managing Member

_______________________________________

BRENT BEAL, Managing Member

Investor signature on following page.

Investor hereby irrevocably subscribes for the following Units in the Company for the purchase price listed and agrees to the terms and conditions of this Agreement and adopts, accepts and agrees to be bound by all terms and conditions of the Operating Agreement and to perform all obligations therein imposed upon Investor in its capacity as a Member of the Company including the contribution of capital to the Company as required by the Operating Agreement.

Units: _________________

Purchase Price: ____________________

INVESTOR:

___________________________________________